UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2005

Bank of Granite Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
P.O. Box 128, 23 North Main Street
Granite Falls, North Carolina 28630

(Address of Principal Executive Offices) (Zip Code)
(828) 496-2000

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement
     In connection with the retirement of John A. Forlines, Jr. as described in Item 5.02 below, the Board of Directors (the “Board”) of Bank of Granite Corporation and Bank of Granite (collectively referred to as the “Company”), at their meeting on December 19, 2005 and upon the recommendation of the Compensation Committee of the Board, approved a Consulting Agreement with Mr. Forlines dated December 19, 2005. The Consulting Agreement provides for (i) Forlines’ retirement as a Director of the Company’s boards of directors and as an executive officer of the Company, which are effective January 8, 2006, (ii) the payment to Mr. Forlines of a one-time retirement bonus in the amount of $1,200,000 to be paid to Mr. Forlines no later than March 15, 2006, and (iii) a consulting arrangement to commence on January 8, 2006. The consulting arrangement has a five-year term, with early termination for cause or upon the death or permanent disability of Mr. Forlines. Compensation for the consulting services to be provided by Mr. Forlines will be $100,000 per year for the term of the Consulting Agreement. Under the Consulting Agreement, Mr. Forlines will be an independent contractor, and not an employee of the Company or the Bank and will not be eligible to participate in the benefit plans of the Company or Bank of Granite after January 8, 2006. The Consulting Agreement includes a noncompete provision.
     This summary of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Consulting Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 5.02 –	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     Pursuant to the terms of the Consulting Agreement described in Item 1.01 above, John A. Forlines, Jr. will retire as Chairman and as a member of the Board and as an executive officer of the Company and of the Bank effective as of January 8, 2006. Mr. Forlines’ retirement is not a result of any disagreement with the Company.
Item 8.01 – Other Events
     On December 22, 2005, the Company issued a press release announcing Mr. Forlines’ retirement, entry into the Consulting Agreement described in Item 1.01 above and the effect on earnings for the quarter ended December 31, 2005 of the payment of the retirement bonus described in Item 1.01 above. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Consulting Agreement dated December 19, 2005 between Bank of Granite and John A. Forlines, Jr.

99.1	Press release issued December 22, 2005
Disclosures About Forward Looking Statements
     The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Granite Corporation
December 22, 2005	By:	/s/ Kirby A. Tyndall
Kirby A. Tyndall
Secretary, Treasurer and Chief Financial Officer

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